                                                                    Exhibit 7.3

Unitech Industries, Inc.
Schedule of Capital Stock
As of May 2, 1997

        COMMON STOCK:

        Authorized                      4,704,461

          Certificates outstanding      3,443,664

          Certificates issuable
            upon surrender of
            old Unitech stock           1,260,797
                                        ---------

        Total outstanding               4,704,461
                                        =========


        PREFERRED STOCK:

        Authorized                      2,673,000

          Outstanding                   2,673,000

          Reserved for issuance
            in respect of claims
            and interests filed and
            allowed under the Plan
            (estimate)                  1,016,117
                                        ---------

        Total outstanding and
          reserved (estimate)           3,689,117
                                        =========
